Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Shareholders
The South Financial Group, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 33-79668, 333-31948, 333-53170, 333-99159, 333-102877, 333-103763, 333-104947, 333-109578, 333-111805, 333-177409, and 333-117508) on Form S-8 and the registration statements (Nos. 333-112404, 333-106578, and 333-120366) on Form S-3 of The South Financial Group, Inc. of our report dated March 9, 2005, except as to the restatement discussed in note 1 to the consolidated financial statements which is as of November 21, 2005, with respect to the consolidated balance sheets of The South Financial Group, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated March 9, 2005, except as to the third through fifth paragraphs of Management’s Report on Internal Control over Financial Reporting (Restated), which are as of November 21, 2005, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K/A of The South Financial Group, Inc.
As discussed in Note 1 to the consolidated financial statements, the consolidated financial statements have been restated.
Our report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, dated March 9, 2005, except as to the third through fifth paragraphs of Management’s Report on Internal Control over Financial Reporting (Restated), which are as of November 21, 2005, expresses our opinion that The South Financial Group, Inc. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that there was a material weakness in The South Financial Group, Inc.’s internal control over financial reporting regarding ineffective policies and procedures related to the accounting for certain derivative financial instruments under Statement of Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities.
/s/ KPMG LLP
Greenville, South Carolina
November 21, 2005

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